As filed with the Securities and Exchange Commission on June 19, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3282005
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

575 Broadway Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

SupportSoft, Inc. 2000 Omnibus Equity Incentive Plan

(Full title of the plans)

Radha R. Basu

President, Chief Executive

Officer and Chairman

SupportSoft, Inc.

575 Broadway

Redwood City, CA 94063

(650) 556-9440

(Name, address and telephone number of agent for service)

Copy to:

Davina K. Kaile, Esq.

Pillsbury Winthrop LLP

2550 Hanover Street

Palo Alto, CA 94304

(650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, par value $0.0001 per share: To be issued under the SupportSoft, Inc. 2000 Omnibus Equity Incentive Plan	1,685,220	$5.63	$9,487,789	$768

(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Estimated pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933 solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of a share of the Registrant’s Common Stock as reported on the Nasdaq National Market on June 16, 2003.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on October 27, 2000 (File No. 333-48726), July 26, 2001 (File No. 333-65964) and July 17, 2002 (File No. 333-96623) are hereby incorporated by reference.

PART II

Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K (File No. 0-30901) for the fiscal year ended December 31, 2002, filed with the Commission on March 27, 2003.

(b) The Registrant’s Quarterly Report on Form 10-Q (File No. 0-30901) for the quarter ended March 31, 2003, filed with the Commission on May 15, 2003.

(c) The Registrant’s Current Report on Form 8-K (File No. 0-30901), filed with the Commission on April 21, 2003.

(d) The Registrant’s Current Report on Form 8-K (File No. 0-30901), filed with the Commission on March 21, 2003.

(e) The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed June 27, 2000 (File No. 0-30901) pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, on or after the date of this Registration Statement prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this

Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Exhibits.

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see page 4)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Redwood City, State of California, on the 19th day of June, 2003.

SUPPORTSOFT, INC.

By:	/s/ RADHA R. BASU
Radha R. Basu President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Radha R. Basu and Brian M. Beattie, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RADHA R. BASU Radha R. Basu	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 19, 2003

Name	Title	Date

/s/ BRIAN M. BEATTIE Brian M. Beattie	Executive Vice President of Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 19, 2003

/s/ MANUEL F. DIAZ Manuel F. Diaz	Director	June 19, 2003

/s/ KEVIN C. EICHLER Kevin C. Eichler	Director	June 19, 2003

/s/ CLAUDE M. LEGLISE Claude M. Leglise	Director	June 19, 2003

/s/ DICK WILLIAMS Dick Williams	Director	June 19, 2003

/s/ EDWARD S. RUSSELL Edward S. Russell	Director	June 19, 2003

/s/ JAMES THANOS James Thanos	Director	June 19, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see page 4)